Exhibit 10.1

EXECUTION VERSION

DONALDSON COMPANY, INC.

$1,500,000,000

Senior Notes Issuable In Series

$125,000,000

5.93% Senior Notes, Series 2026-A, Tranche 1,

due January 12, 2032

$75,000,000

6.10% Senior Notes, Series 2026-A, Tranche 2,

due January 12, 2034

$50,000,000

6.23% Senior Notes, Series 2026-A, Tranche 3,

due January 12, 2037

NOTE PURCHASE AGREEMENT

Dated as of October 27, 2026

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SCHEDULE A	—	Defined Terms

SCHEDULE A-1	—	Existing Investments

SCHEDULE 5.4	—	Subsidiaries of The Company And Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.8	—	Litigation

SCHEDULE 5.15	—	Existing Indebtedness

SCHEDULE 10.2	—	Existing Liens

EXHIBIT 1.1-A	—	Form of Senior Note

EXHIBIT 1.1-B	—	Form of Supplement

EXHIBIT 1.2(a)	—	Form of Series 2026-A, Tranche 1, Senior Note

EXHIBIT 1.2(b)	—	Form of Series 2026-A, Tranche 2, Senior Note

EXHIBIT 1.2(c)	—	Form of Series 2026-A, Tranche 3, Senior Note

EXHIBIT 4.4(A)	—	Form of Opinion of Counsel For The Company

EXHIBIT 4.4(B)	—	Form of Opinion of Special Counsel For The Purchasers

EXHIBIT 14.2	—	Tax Compliance Certificate

SCHEDULE B	—	Purchaser Schedule

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DONALDSON COMPANY, INC.

1400 West 94th Street

Bloomington, Minnesota 55431 U.S.A.

Phone: (952) 887-3131

Fax: (952) 887-3869

$1,500,000,000

Senior Notes Issuable In Series

$125,000,000

5.93% Senior Notes, Series 2026-A, Tranche 1

due January 12, 2032

$75,000,000

6.10% Senior Notes, Series 2026-A, Tranche 2

due January 12, 2034

$50,000,000

6.23% Senior Notes, Series 2026-A, Tranche 3,

due January 12, 2037

Dated as of October 27, 2026

TO EACH OF THE PURCHASERS LISTED IN

THE ATTACHED PURCHASER SCHEDULE:

Ladies and Gentlemen:

DONALDSON COMPANY, INC., a Delaware corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES.

Section 1.1. Amount; Establishment of Series. The Company is contemplating the issue and sale of up to $1,500,000,000 aggregate principal amount of its Senior Notes issuable in series (the “Notes”, such term to include any such Notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1.1-A, with such changes therefrom, if any, as may be approved by the purchasers of

Donaldson Company, Inc.	Note Purchase Agreement

such Notes, or series thereof, and the Company. Certain capitalized terms used in this Agreement are defined in Schedule A; references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes may be issued in one or more series. Each series of Notes, other than the initial series, shall be issued pursuant to a supplement to this Agreement (a “Supplement”) in substantially the form of Exhibit 1.1-B, and shall be subject to the following terms and conditions:

(a) the designation of each series of Notes shall distinguish the Notes of one series from the Notes of all other series and the designation of each tranche within a series shall distinguish the Notes of one tranche from the Notes of all other tranches;

(b) the Notes of each series shall rank pari passu with the Notes of all other series and the Company’s other outstanding unsecured Indebtedness that has not been expressly subordinated to any other Indebtedness of the Company;

(c) each series of Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory prepayments on the dates and with the Make-Whole Amounts, if any, as are provided in the Supplement under which such Notes are issued, and shall have such additional or different conditions precedent to closing and such additional or different representations and warranties or other terms and provisions as shall be specified in such Supplement;

(d) [reserved]; and

(e) except to the extent provided in foregoing clauses (a) through (d), all of the provisions of this Agreement shall apply to the Notes of each series.

The Purchasers of the Series 2026-A Notes need not purchase subsequent series of Notes.

Section 1.2. The Series 2026-A Notes. (a) The Company has authorized, as the initial series of Notes hereunder, the issue and sale of: (i) $125,000,000 aggregate principal amount of 5.93% Senior Notes, Series 2026-A, Tranche 1, due January 12, 2032 (the “Series 2026-A, Tranche 1 Notes”), (ii) $75,000,000 aggregate principal amount of 6.10% Senior Notes, Series 2026-A, Tranche 2, due January 12, 2034 and (iii) $50,000,000 aggregate principal amount of 6.23% Senior Notes, Series 2026-A, Tranche 3, due January 12, 2037 (the “Series 2026-A, Tranche 3 Notes”; collectively with the Series 2026-A Tranche 1 Notes and the Tranche 2, the “Series 2026-A Notes”). The Series 2026-A Notes shall be substantially in the forms set out in Exhibit 1.2(a), Exhibit 1.2(b) and Exhibit 1.2(c), as applicable. Certain capitalized and other terms used in this Agreement are defined in the Purchaser Schedule and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern. References to “Series” of Notes shall refer to the Series 2026-A Tranche 1 Notes, the Series 2026-A Tranche 2 Notes and the Series 2026-A Tranche 3 Notes or all, as the context may require.

Donaldson Company, Inc.	Note Purchase Agreement

(b) Additional Interest. If the Debt to EBITDA Ratio at any time exceeds 3.5 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on each series of Notes shall be increased by 0.50% (the “Additional Interest”), commencing on the first day of the first fiscal quarter following the fiscal quarter in respect of which such Certificate was delivered and continuing until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the end of the fiscal quarter in respect of which such Certificate is delivered, the Debt to EBITDA Ratio is not more than 3.5 to 1.0. Following delivery of an Officer’s Certificate demonstrating that the Debt to EBITDA Ratio did not exceed 3.5 to 1.0, the additional 0.50% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such Certificate is delivered.

SECTION 2. SALE AND PURCHASE OF SERIES 2026-A NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series 2026-A Notes in the principal amount specified opposite such Purchaser’s names in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3. CLOSING.

This Agreement shall be executed and delivered in advance of the closing at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois on October 27, 2026 (the “Execution Date”). The sale and purchase of the Series 2026-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing, (the “Closing”), on January 12, 2027. At the Closing, the Company will deliver to each Purchaser of the Series 2026-A Notes to be purchased by such Purchaser in the form of a single Series 2026-A Note (or such greater number of Series 2026-A Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 1502-5005-4130 at US Bank—Minneapolis, US Bank Place, 601 Second Avenue South, Minneapolis, MN 55402, ABA No. 0910-0002-2. If at the Closing the Company shall fail to tender such Series 2026-A Notes to be purchased by such Purchaser on the Closing as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Donaldson Company, Inc.	Note Purchase Agreement

SECTION 4. CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Series 2026-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing. Before and after giving effect to the issue and sale of the Series 2026-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Change of Control, Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Investor Presentation that would have been prohibited by Sections 10.1 through 10.8 had such Sections applied since such date.

Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2026-A Notes and the Agreement.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Dorsey & Whitney LLP, Counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company instructs its counsel to deliver such opinion to the Purchaser) and (b) from Chapman and Cutler LLP, Purchasers’ Special Counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, etc. On the date of the Closing such Purchaser’s purchase of Series 2026-A Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation,

Donaldson Company, Inc.	Note Purchase Agreement

Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2026-A Notes to be purchased by them at the Closing as specified in the Purchaser Schedule.

Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Execution Date and the Closing the fees, charges and disbursements of Purchasers’ special counsel referred to in Section 4.4, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Execution Date and the Closing, as applicable.

Section 4.8. Private Placement Number. A Private Placement Number issued by PPN CUSIP Unit of CUSIP Global Services (in cooperation with the SVO) shall have been obtained for the Series 2026-A Notes.

Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except as otherwise permitted by Section 10.4.

Section 4.10. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and such special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or they may reasonably request.

Section 4.11. Reserved.

Section 4.12. Funding Instructions. At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, which account shall be fully opened and able to receive micro deposits in accordance with this Section 4.12 at least five (5) Business Days prior to the date of Closing and (iv) contact information of a representative at the transferee bank and a representative at the Company available to confirm such instructions by telephone and e-mail.

Donaldson Company, Inc.	Note Purchase Agreement

(b) Each Purchaser has the right, but not the obligation, upon written notice (which may be by email) to the Company, to elect to deliver a micro deposit (equal to or less than $51.00) to the account identified in the written instructions no later than two (2) Business Days prior to Closing. If a Purchaser delivers a micro deposit, a Responsible Officer must verbally verify the receipt and amount of the micro deposit to such Purchaser on a telephone call initiated by such Purchaser prior to Closing. The Company shall not be obligated to return the amount of the micro deposit, nor will the amount of the micro deposit be netted against the Purchaser’s purchase price of the Notes.

(c) At least two (2) Business Days prior to the date of the Closing, if requested by a Purchaser, a Responsible Officer of the Company shall have confirmed such written instructions in a live video conference call made available to the Purchasers.

Section 4.13. Offeree Letter. The agent shall have delivered to the Company, its counsel and the counsel referred to in Section 4.4(b) an offeree letter, in form and substance satisfactory to the Company and its counsel and Purchasers’ Special Counsel, confirming the manner of the offering of the Notes by such entity and the number of offerees.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser, as of the date of this Agreement and the Closing, that:

Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it owns or holds under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2026-A Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc. This Agreement and the Series 2026-A Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series 2026-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Donaldson Company, Inc.	Note Purchase Agreement

Section 5.3. Disclosure. The Company, through its agent, U.S. Bancorp Investments, Inc. has delivered to each Purchaser a copy of an Investor Presentation, dated September 2026 (the “Investor Presentation”), relating to the transactions contemplated hereby. The Investor Presentation, fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, and except for projections, as to which no representation or warranty is made other than as stated in the next sentence, this Agreement, the Investor Presentation, the documents, certificates or other writings delivered to the Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby, including the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The projections include in the materials delivered to each Purchaser by or on behalf of the Company are based on good faith estimates and assumptions that the Company believes are reasonable at the time made, it being recognized by the Purchasers that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from projected results. Except as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since July 31, 2026, there has been no change in the financial condition, operations, business or properties of the Company and its Subsidiaries, taken as a whole, except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) to the Company’s knowledge, of the Company’s Affiliates, other than Subsidiaries, and (iii) of the Company’s directors and senior officers. Each Subsidiary listed in Schedule 5.4 is a Restricted Subsidiary, except to the extent designated as an Unrestricted Subsidiary in accordance with Section 10.6.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Donaldson Company, Inc.	Note Purchase Agreement

(d) No Restricted Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and to normal year-end adjustments).

Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Series 2026-A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement, limited liability company operating agreement or any other agreement, organizational document or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, in each case, except in such instances which any violations of such requirements would not, in the aggregate for all such violations, have a Material Adverse Effect.

Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series 2026-A Notes.

Section 5.8. Litigation; Observance of Agreements, Statutes and Order. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Donaldson Company, Inc.	Note Purchase Agreement

(b) Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended July 31, 2015.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to the properties that they own or purport to own and that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, etc. (a) To the best Knowledge of, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best Knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Donaldson Company, Inc.	Note Purchase Agreement

(c) To the best Knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Except with respect to any Plan the unfunded current liability of which does not exceed the Threshold Amount, the present value of the aggregate benefit liabilities under each Plan subject to Title IV of ERISA (other than Multiemployer Plans) and each Non-U.S. Plan, determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c) The Company and its ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination, winding-up, cessation of participation in, or withdrawal from any Non-U.S. Plan that individually or in the aggregate could be expected to result in a Material Adverse Effect.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries could not be expected to result in a Material Adverse Effect.

Donaldson Company, Inc.	Note Purchase Agreement

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f) All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not reasonably be expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2026-A Notes or any similar securities for sale to, or solicited any offer to buy the Notes or any similar securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Series 2026-A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has, with respect to the Notes, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. The Company has provided each Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series 2026-A Notes. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or delivery of any Subsidiary Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction, including the jurisdiction that governs the Company’s internal affairs.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2026-A Notes hereunder as set forth in the Investor Presentation. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of the assets of the Company and its Subsidiaries on a consolidated basis. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Donaldson Company, Inc.	Note Purchase Agreement

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of July 31, 2026. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary that is outstanding in an aggregate principal amount in excess of $100,000,000 and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that is outstanding in an aggregate principal amount in excess of $100,000,000 and that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Neither the Company nor any Significant Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the European Union or the United Kingdom.

(b) Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s Knowledge, is under investigation by any Governmental Authority for possible violation of any Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any Economic Sanctions Laws or (C) otherwise in violation of any Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

Donaldson Company, Inc.	Note Purchase Agreement

(d) The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act. Neither the Company nor any Subsidiary is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, and neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940.

Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has Knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company nor any Subsidiary has Knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Reserved.

Donaldson Company, Inc.	Note Purchase Agreement

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that (i) it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D of the Securities Act and it is purchasing the Series 2026-A Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has (or its investment manager or investment advisor has) knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Series 2026-A Notes and it is able to bear the economic risk of holding the Series 2026-A Notes for an indefinite period of time. Each Purchaser understands that the Series 2026-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2026-A Notes, nor does it intend to do so and, in any event, a Purchaser shall only reoffer or resell the Series 2026-A Notes purchased by it in accordance with any available exemption from the requirements of Section 5 of the Securities Act, except as aforesaid. Each Purchaser also severally represents that the Company has provided such Purchaser an opportunity to discuss with the Company’s management the financial statements delivered pursuant to Section 5.5, as well as the Company’s business management, financial affairs and the terms and conditions of the offering of the Series 2026-A Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

Donaldson Company, Inc.	Note Purchase Agreement

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Section VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Section VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Sections I(c), I(g) (regarding eligibility), and I(k) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Section VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

Donaldson Company, Inc.	Note Purchase Agreement

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 45 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarterly period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes;

(b) Annual Statements — within 90 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

Donaldson Company, Inc.	Note Purchase Agreement

(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii) consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c) Unrestricted Subsidiaries — if, at the time of delivery of any financial statements pursuant to Section 7.1(a) or (b), Unrestricted Subsidiaries account for more than 10% of (i) the consolidated total assets of the Company and its Subsidiaries reflected in the balance sheet included in such financial statements or (ii) the consolidated revenues of the Company and its Subsidiaries reflected in the consolidated statement of income included in such financial statements, an unaudited balance sheet for all Unrestricted Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders’ equity and cash flows for such Unrestricted Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Company and its Subsidiaries;

(d) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice, proxy statement or similar document sent by the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(e) Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

Donaldson Company, Inc.	Note Purchase Agreement

(f) Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer having responsibility for employee benefit matters obtaining actual knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof that could reasonably be expected to result in a Material Adverse Effect;

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, in each case, that could reasonably be expected to result in a Material Adverse Effect;

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions (but only if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect); or

(iv) receipt of notice of the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(g) Notices from Governmental Authority — promptly, and in any event within 30 days after receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(h) Resignation or Replacement of Auditors — within 10 days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request; and

Donaldson Company, Inc.	Note Purchase Agreement

(i) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note, including (x) information readily available to the Company explaining the Company’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes and (y) any “know your customer” information in connection with periodic updates or confirmation of information, significant events or changes to the Company’s or obligor group’s organizational structure (including changes in equity ownership or any acquisition of any interest in any other entity) for the purpose of completing a due diligence review or verifying compliance with Economic Sanctions Laws.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or (b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 during the quarterly or annual period covered by the statements then being furnished. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b) Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation. The Company shall permit the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, during normal business hours, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the

Donaldson Company, Inc.	Note Purchase Agreement

Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (d) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or (d) are delivered to each holder of a Note that is an Institutional Investor by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company; or

(b) the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at Donaldson Company, Inc. – Financials – SEC Filings as of the date of this Agreement; or

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) or (d) are timely posted by or on behalf of the Company on Intralinks or on any other similar website to which each holder of Notes that is an Institutional Investor has free access; or

(d) the Company shall have timely filed any of the items referred to in Section 7.1(d) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on Intralinks or on any other similar website to which each holder of Notes that is an Institutional Investor has free access;

Donaldson Company, Inc.	Note Purchase Agreement

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver, clickwrap agreement or other agreement, or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, and provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note, together with all interest accrued thereon to the Maturity Date shall be due and payable on the Maturity Date.

Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2026-A Notes, in an amount not less than 10% of the aggregate principal amount of the Series 2026-A Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series 2026-A Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such prepayment date (which shall be a Business Day), the aggregate principal amount of the Series 2026-A Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated for the proposed prepayment date, but using interest rates as of the date of such notice), setting forth the details of such computation. Any such notice of prepayment delivered may be made, if expressly so stated in such notice, contingent upon the consummation of such refinancing and may be revoked by the Company in the event that such refinancing shall not occur on or before the date fixed for prepayment in such notice or on such earlier date upon which such refinancing transaction shall have terminated. The Company will give each holder of Notes written notice of any revocation not less than 2 Business Days prior to the date fixed for such prepayment Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series 2026-A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Donaldson Company, Inc.	Note Purchase Agreement

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Series 2026-A Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Series 2026-A Notes to be prepaid shall be allocated among all of the Series 2026-A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. In the case of each partial prepayment of the Series 2026-A Notes pursuant to Section 8.7, the principal amount of the Notes to be prepaid shall be allocated to those Notes with respect to which the offer of prepayment was accepted or deemed accepted.

Section 8.4. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Series 2026-A Notes except (a) upon the payment or prepayment of the Series 2026-A Notes in accordance with this Agreement and the Series 2026-A Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Series 2026-A Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least ten (10) Business Days. If the holders of more than 33 1/3% of the principal amount of the Series 2026-A Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Series 2026-A Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least three (3) Business Days from its receipt of such notice to accept such offer. A failure by a holder of Series 2026-A Notes to respond to an offer to purchase made pursuant to subpart (b) of this Section 8.5 shall be deemed to constitute a rejection of such offer by such holder. The Company will promptly cancel all Series 2026-A Notes acquired by it or any Affiliate (other than Notes acquired by the State Farm Entities) pursuant to any payment, prepayment or purchase of Series 2026-A Notes pursuant to this Agreement and no Series 2026-A Notes may be issued in substitution or exchange for any such Series 2026-A Note.

Section 8.6. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Series 2026-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Series 2026-A Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Donaldson Company, Inc.	Note Purchase Agreement

“Discounted Value” means, with respect to the Called Principal of any Series 2026-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

Donaldson Company, Inc.	Note Purchase Agreement

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change in Control. (a) Notice of Change in Control. The Company will, within five Business Days after any Responsible Officer has Knowledge of the consummation of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 30 Business Days and not more than 60 Business Days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th Business Day after the date of such offer).

(c) Acceptance/Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company not later than 20 Business Days after receipt by such holder of the most recent offer of prepayment but in any event at least 10 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium.

Donaldson Company, Inc.	Note Purchase Agreement

(e) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.

(f) Certain Definitions. “Change in Control” means an event or series of events by which (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of the Company and shall have maintained such beneficial ownership for 20 consecutive days; or (b) during any period of 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company and individuals whose nomination for election to the board of directors was approved by the board of directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company

(g) All calculations contemplated in this Section 8.7 involving the capital stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of capital stock of such Person were exercised at such time.

Section 8.8. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Donaldson Company, Inc.	Note Purchase Agreement

SECTION 9. AFFIRMATIVE COVENANTS.

From the date of this Agreement until the Closing, and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Compliance with Law. The Company will, and will cause each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles and co-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated; provided that the Company and its Subsidiaries may instead self-insure to the same general extent as other manufacturing companies of similar size as the Company or such Subsidiary and to the extent consistent with prudent business practice.

Section 9.3. Maintenance of Properties. The Company will and will cause each Restricted Subsidiary to maintain and keep, or cause to be maintained and kept, their respective material properties and equipment necessary in the operation of their respective businesses in good repair, working order and condition (other than ordinary wear and tear), provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each Subsidiary to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need file such tax returns or pay any such tax or assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Donaldson Company, Inc.	Note Purchase Agreement

Section 9.5. Corporate Existence, etc. Subject to Section 10.4, the Company will at all times preserve and keep its corporate existence in full force and effect. Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect the corporate existence of each Restricted Subsidiary and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP consistently applied.

Section 9.7. Subsidiary Guarantors. (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i) enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(ii) deliver the following to each holder of a Note:

(A) an executed counterpart of such Subsidiary Guaranty;

(B) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, and 5.7 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(C) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

Donaldson Company, Inc.	Note Purchase Agreement

(D) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b) At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that has provided a Subsidiary Guaranty under subparagraph (a) of this Section 9.7 may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv). In the event of any such release, for purpose of Section 10.1(b), all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Section 9.8. Priority of Obligations. The Company will ensure that its payment obligations under this Agreement and the Notes, and the payment obligations of any Subsidiary Guarantor under its Subsidiary Guaranty, will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company and such Subsidiary Guarantor, as applicable.

If the Company fails to comply with any provision of this Section 9 (subject to all grace and cure periods set forth in this Agreement) on or after the date of this Agreement and prior to the Closing, then any of the Purchasers may elect not to purchase such Notes on the date of the Closing that is specified in Section 3.

SECTION 10. NEGATIVE COVENANTS.

From the date of this Agreement until the Closing, and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1. Consolidated Indebtedness; Indebtedness of Restricted Subsidiaries. The Company will not permit:

(a) the Debt to EBITDA Ratio to be greater than 3.50 to 1.00 at any time; provided that, for any period of not more than four successive fiscal quarters, such ratio may be greater than 3.50 to 1.00, but in no event greater than 4.00 to 1.00, if the Company pays the Additional Interest provided for in Section 1.2(b); and

Donaldson Company, Inc.	Note Purchase Agreement

(b) the Company or any Restricted Subsidiary to incur any Indebtedness if, after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding would exceed 20% of Consolidated Total Capitalization.

Section 10.2. Liens. The Company will not, and will not permit any Restricted Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired (unless, concurrently with the incurrence, assumption or creation of such Lien, the Company makes, or causes to be made, effective provision whereby the Notes are equally and ratably secured by a Lien on the same property or assets), except:

(a) Liens existing on property or assets of the Company or any Restricted Subsidiary as of the date of this Agreement that are described in Schedule 10.2;

(b) Liens for taxes, assessments or governmental charges not then due and delinquent or the nonpayment of which is permitted by Section 9.4;

(c) encumbrances in the nature of leases, subleases, zoning restrictions, easements, rights of way and similar charges and encumbrances of record on the use of real property and defects in title arising or incurred in the ordinary course of business, which, individually and in the aggregate, do not materially impair the use or value of the property or assets subject thereto;

(d) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar liens) and Liens to secure the performance of bids, tenders, leases or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money;

(e) any attachment or judgment Lien, unless the judgment it secures has not, within 60 days after the entry thereof, been discharged or execution thereof stayed pending appeal, or has not been discharged within 60 days after the expiration of any such stay;

(f) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

Donaldson Company, Inc.	Note Purchase Agreement

(g) Liens (i) existing on property at the time of its acquisition by the Company or a Restricted Subsidiary and not created in contemplation thereof, whether or not the Indebtedness secured by such Lien is assumed by the Company or a Restricted Subsidiary; or (ii) on property created contemporaneously with its acquisition or within 180 days of the acquisition or completion of construction or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such property after the date of Closing; or (iii) existing on property of a Person at the time such Person is merged or consolidated with, or becomes a Restricted Subsidiary of (other than Liens of an Unrestricted Subsidiary that has been designated a Restricted Subsidiary pursuant to Section 10.6), or substantially all of its assets are acquired by, the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that in the case of clauses (i), (ii) and (iii) such Liens do not extend to additional property of the Company or any Restricted Subsidiary (other than property that is an improvement to or is acquired for specific use in connection with the subject property) and, in the case of clause (ii) only, that the aggregate principal amount of Indebtedness secured by each such Lien does not exceed the lesser of the fair market value (determined in good faith by the board of directors of the Company or by one or more officers of the Company to whom authority to enter into the transaction has been delegated by the board of directors) or cost of acquisition or construction of the property subject thereto;

(h) Liens coincident to asset securitization transactions, factoring facilities, or receivables sales transactions;

(i) Liens resulting from extensions, renewals or replacements of Liens permitted by paragraphs (a), (f), (g) and (h), provided that (i) there is no increase in the principal amount or decrease in maturity of the Indebtedness secured thereby at the time of such extension, renewal or replacement, (ii) any new Lien attaches only to the same property theretofore subject to such earlier Lien and (iii) immediately after such extension, renewal or replacement no Default or Event of Default would exist;

(j) Liens created under any agreement relating to the sale, transfer, or other disposition of assets permitted hereunder, if such Liens relate solely to the assets to be sold, transferred, or otherwise disposed of;

(k) Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(l) Liens arising with respect to repurchase obligations arising in the ordinary course of the cash management activities of the Company or its Subsidiaries;

(m) any interest or title of a lessor or licensor under any operating lease or license;

(n) Liens on cash securing letters of credit as required under the Credit Agreement;

(o) licenses, leases, or subleases granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

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(p) Liens securing obligations incurred to pay annual premiums for property, casualty or liability insurance policies maintained by the Company or any Subsidiary, provided that such Liens attach only to insurance policies and proceeds thereof, and pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty, or liability insurance to the Company or any Subsidiary;

(q) the replacement, extension or renewal of any Lien permitted by this Section upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount of Indebtedness (except for any increase attributable to any premium or fee payable in connection with such replacement, extension, or renewal)) of the Indebtedness secured thereby; and

(r) Additional Liens securing Indebtedness not otherwise permitted by paragraphs (a) through (q) above, provided that, at the time of creation, assumption or incurrence thereof and immediately after giving effect thereto and to the application of the proceeds therefrom, Priority Debt outstanding does not exceed 20% of Consolidated Total Capitalization; provided, further, that notwithstanding the foregoing, the Company shall not and shall not permit any of its Subsidiaries to secure, pursuant to this Section 10.2(r), any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.3. Sale of Assets. Except as permitted by Section 10.4, the Company will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of, including by way of merger (collectively a “Disposition”), any assets, including capital stock of Restricted Subsidiaries, in one or a series of transactions, to any Person, other than (a) Dispositions in the ordinary course of business, (b) Dispositions by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or another Restricted Subsidiary or (c) other Dispositions not otherwise permitted by this Section 10.3, including the sale of receivables pursuant to asset securitization transactions, provided that the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.3(c) does not exceed 20% of Consolidated Total Assets as of the end of the immediately preceding fiscal year. For purposes of this Section 10.3, if the Company designates any one or more Restricted Subsidiaries as an Unrestricted Subsidiary or Unrestricted Subsidiaries and the aggregate book value of the assets of all such Restricted Subsidiaries, at the time of such designation, exceeds 20% of Consolidated Total Assets (determined as of the most recently ended fiscal quarter), then the book value of all such assets in excess of such 20% of Consolidated Total Assets shall be treated as Dispositions for purposes of this Section 10.3. Notwithstanding the foregoing, the Company may, or may permit any Restricted Subsidiary to, make a Disposition and the assets subject to such Disposition shall not be subject to or included in the foregoing limitation and

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computation contained in Section 10.3(c) of the preceding sentence to the extent that (i) such assets were acquired or constructed not more than 180 days prior to Closing and are leased back by the Company or any Restricted Subsidiary, as lessee, within 180 days of the acquisition or construction thereof, or (ii) the net proceeds from such Disposition are within one year of such Disposition (A) reinvested in productive assets by the Company or a Restricted Subsidiary or (B) applied to the payment or prepayment of any outstanding Indebtedness of the Company or any Restricted Subsidiary that is not subordinated to the Notes. Any prepayment of Notes pursuant to this Section 10.3 shall be in accordance with Sections 8.2 and 8.3, without regard to the minimum prepayment requirements of Section 8.2.

Section 10.4. Mergers, Consolidations, etc. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in a single transaction or series of transactions to any Person except that:

(a) the Company may consolidate or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

(i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or other entity organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation or entity, such corporation or entity (x) shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes and (y) shall have caused to be delivered to each holder of any Notes (A) an opinion of independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (B) an acknowledgment from each Subsidiary Guarantor that such Subsidiary Guaranty continues in full force and effect; and;

(ii) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer, sale or lease all or substantially all of the assets of the Company as an entirely, as the case may be, could incur immediately thereafter $1.00 of additional Priority Debt;

(iii) immediately before and after giving effect to such transaction, no Default or Event of Default shall exist;

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(b) Any Restricted Subsidiary may (w) merge into the Company (provided that the Company is the surviving corporation) or another Restricted Subsidiary or (y) sell, transfer or lease all or any part of its assets to the Company or another Restricted Subsidiary, or (z) merge or consolidate with, or sell, transfer or lease all or substantially all of its assets to, any Person in a transaction or, as a result of which, such Person becomes an Restricted Subsidiary; provided in each instance set forth in clauses (x) through (z) that, immediately before and after giving effect thereto, there shall exist no Default or Event of Default;

(c) The Company and any Restricted Subsidiary may consolidate with or merge with any other Person or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any Person if the aggregate net book value of all assets so disposed of in any fiscal year pursuant to this Section 10.4(c) does not exceed 20% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; and

(d) The Company may, or may permit any Restricted Subsidiary to, make an asset disposition and the assets subject to such disposition shall not be subject to or included in the foregoing limitation to the extent that (i) such assets were acquired or constructed not more than 180 days prior to Closing and are leased back by the Company or any Restricted Subsidiary, as lessee, within 180 days of the acquisition or construction thereof, or (ii) the net proceeds from such disposition are within one year of such disposition (A) reinvested in productive assets by the Company or a Restricted Subsidiary or (B) applied to the payment or prepayment of any outstanding Indebtedness of the Company or any Restricted Subsidiary that is not subordinated to the Notes.

Section 10.5. Reserved.

Section 10.6. Designation of Unrestricted Subsidiaries. The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary and any Unrestricted Subsidiary as a Restricted Subsidiary; provided that, (a) if such Subsidiary initially is a Restricted Subsidiary, then such Restricted Subsidiary may be subsequently designated as an Unrestricted Subsidiary and such Unrestricted Subsidiary may be subsequently designated as a Restricted Subsidiary, but no further changes in designation may be made, (b) if such Subsidiary initially is an Unrestricted Subsidiary, then such Unrestricted Subsidiary may be subsequently designated as a Restricted Subsidiary and such Restricted Subsidiary may be subsequently designated as an Unrestricted Subsidiary, but no further changes in designation may be made, (c) immediately before and after designation of a Restricted Subsidiary as an Unrestricted Subsidiary there exists no Default or Event of Default and (d) after designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the Company could incur an additional $1.00 of Priority Debt. The Company shall promptly, and in any event within 10 days following such a change, notify each holders of any change in the designation of any Subsidiary pursuant to this Section 10.6.

Section 10.7. Terrorism Sanctions Regulations. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder or affiliate, or (ii) is prohibited by or subject to sanctions under any Economic Sanctions Laws.

Donaldson Company, Inc.	Note Purchase Agreement

Section 10.8. Nature of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation.

Section 10.9. Transactions with Affiliates. The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and (a) employment, indemnification, and compensation arrangements (including arrangements made with respect to benefits, bonuses and equity-based awards) entered into in the ordinary course of business with members of the board of directors, officers, employees or consultants of the Company or a Subsidiary and (b) payments by the Company and the Subsidiaries pursuant to tax sharing agreements among the Company and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party.

If the Company fails to comply with any provision of this Section 10 (subject to all grace and cure periods set forth in this Agreement) on or after the date of this Agreement and prior to the Closing, then any of the Purchasers may elect not to purchase such Notes on the date of the Closing that is specified in Section 3.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

Donaldson Company, Inc.	Note Purchase Agreement

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Section 10.1; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual Knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

(e) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement or in the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness that is outstanding in an aggregate principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the giving of notice of optional redemption, the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company); or

(g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of authorizing any of the foregoing; or

Donaldson Company, Inc.	Note Purchase Agreement

(h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Significant Subsidiary, or any such petition shall be filed against the Company or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company) are rendered against one or more of the Company and its Significant Subsidiaries, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the applicable minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 or 430 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed 5% of Adjusted Consolidated Net Worth (as of the end of the most recently completed fiscal period of the Company), (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate incurs or is reasonably expected to incur withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would result in a material increase in the liability of the Company or any Subsidiary thereunder, or (vii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up; and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) any Subsidiary Guarantor defaults in the performance of or compliance with any term contained in the Subsidiary Guaranty or the Subsidiary Guaranty ceases to be in full force and effect, except as provided in Section 1.2(d) hereof, or is declared to be null and void in whole or in material part by a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by the Company or any Subsidiary Guarantor or any of them renounces any of the same or denies that it has any or further liability thereunder.

Donaldson Company, Inc.	Note Purchase Agreement

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Donaldson Company, Inc.	Note Purchase Agreement

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and documented costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes (the “Notes Register”). The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the Notes Register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such Notes Register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or Knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders and beneficial owners of Notes, as recorded in the Notes Register.

Donaldson Company, Inc.	Note Purchase Agreement

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the forms of Schedule 1.2(a) and Schedule 1.2(b). Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Institutional Investor holder of a Note with a minimum net worth of at least $250,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Wells Fargo Bank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Donaldson Company, Inc.	Note Purchase Agreement

Section 14.2. Home Office Payment. So long as any Purchaser or their nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 14.3. FATCA Information and Withholding Taxes. By acceptance of any Series 2026-A Note, the holder of such Series 2026-A Note agrees that such holder will with reasonable promptness, upon the receipt of any Series 2026-A Note and thereafter upon the reasonable request of the Company, duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number and a properly completed and duly executed IRS Form W-9 or other applicable form or forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA, as may otherwise be necessary for the Company to comply with its obligations under FATCA, and as may otherwise be needed to confirm such holder is exempt from U.S. federal withholding taxes and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA, to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder and to comply with any information reporting requirements in connection therewith. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential. In the event any holder is subject to any withholding taxes in respect of any payment, the Company shall be entitled to deduct and withhold from such payment such withholding taxes as required by applicable law. Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable holder thereof. Except as otherwise required by applicable law, the Company agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to

Donaldson Company, Inc.	Note Purchase Agreement

the Company (in such number of copies as shall be reasonably requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter prior to the expiration thereof or upon the reasonable request of the Company), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 14.3, in both cases correctly completed and executed and establishing an exemption from U.S. federal withholding taxes.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees of one special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Series 2026-A Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Series 2026-A Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Series 2026-A Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Series 2026-A Notes, or by reason of being a holder of any Series 2026-A Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Series 2026-A Notes and any Subsidiary Guaranty and (c) the out-of-pocket reasonable and documented costs and expenses incurred at any time in connection with any filing of this Agreement and all related documents and financial information with the SVO. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Company will pay, and will save each Purchaser and each other holder of a Series 2026-A Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Series 2026-A Notes), and (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Series 2026-A Note to such holder or otherwise charges to a holder of a Series 2026-A Note with respect to a payment under such Series 2026-A Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Series 2026-A Notes by the Company, provided that such agreement by the Company to pay and save harmless shall not, as to any Purchaser, be available to the extent that any such judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense or obligation (A) resulted from the gross negligence or willful misconduct of any such Purchaser, (B) resulted from a claim brought by the Company against such Purchaser for material breach of such Purchaser’s obligations under this Agreement to the extent that such claim has resulted in a final,

Donaldson Company, Inc.	Note Purchase Agreement

non-appealable judgment in favor of the Company or (C) resulted from any dispute solely among two or more Purchasers. A Purchaser seeking to receive payment under this Section 15.1 shall use reasonable efforts (to the extent permitted by law) to notify the Company of any event requiring such payment within thirty (30) days following such Purchaser’s receipt of notice of commencement of any action or proceeding, or such Purchaser’s obtaining Knowledge of the occurrence of any other event giving rise to a claim for payment hereunder.

Section 15.2. Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Series 2026-A Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Series 2026-A Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Series 2026-A Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.

Section 15.3. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Series 2026-A Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Series 2026-A Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

Donaldson Company, Inc.	Note Purchase Agreement

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20 or any defined term (as it is used therein).

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Series 2026-A Note (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers and holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by any Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Donaldson Company, Inc.	Note Purchase Agreement

Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all holders Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchasers or any holder of any Note nor any delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” or “the Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes held by Company, etc. Solely for the purpose of determining whether the Purchasers and holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Series 2026-A Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Series 2026-A Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates (other than the State Farm Entities) shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (1) by registered or certified mail with return receipt requested or express or priority mail with online tracking service available (postage prepaid), (2) by fax if the recipient has provided a fax number in its notice details (provided that a copy of such sent fax is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message that such fax could not be delivered to its recipient), (3) by a nationally recognized commercial delivery service (charges prepaid) or (4) by e-mail if the recipient has provided an e-mail address in its notice details (provided that a copy of such sent e-mail is kept on file, whether electronically or otherwise, by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to its recipient). Any such notice must be sent:

(i) if to any Purchaser or its nominee, to such Purchaser or it at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Donaldson Company, Inc.	Note Purchase Agreement

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, electronic copy or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its affiliates and its and its affiliates’ respective directors, officers, employees (legal or contractual), agents, partners, attorneys, trustees, limited partners and investors (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes or portfolio management), (ii) its auditors, consultants, service providers, financial advisors, investment managers, investment advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) if the holder of a Note is a trust or fund, to the beneficiaries or beneficial owners of such trust or fund, (v) any Institutional Investor to which it transfers or pledges or offers to transfer or pledge such Note or any part thereof or any participation therein and any beneficiary, agent, custodian or trustee in connection therewith

Donaldson Company, Inc.	Note Purchase Agreement

(if such Person has agreed prior to its receipt of such Confidential Information to hold the information confidential substantially in accordance with this Section 20) and, in each case, any such Person shall have the same rights and obligations with respect to such Confidential Information as the Purchasers have under this Section 20, (vi) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vii) any federal, state or other regulatory authority having jurisdiction over such Purchaser, any recipient of Confidential Information under this Section 20, or in each case, its portfolio or any transactions relating thereto, (viii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or its investment managers or investment advisors or to its investment portfolio or any transactions relating thereto (x) in response to any subpoena or other legal process, (y) in connection with any litigation, arbitration or dispute resolution process to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through Intralinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter

Donaldson Company, Inc.	Note Purchase Agreement

transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. MISCELLANEOUS.

Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.4, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2. Accounting Terms. (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Financial Reporting Standards 9 – Financial Instruments or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b) If at any time, any change after the date hereof in (i) generally accepted accounting principles (which, for purposes of this proviso shall include the generally accepted application or interpretation thereof), (ii) the Company’s accounting policies that are consistent with generally accepted accounting principles or (iii) any applicable tax law or regulation or in the interpretation thereof by any regulatory authority (including, without limitation, any change in an applicable tax treaty) occurs that would affect the computation of any financial ratio or requirement set forth in this Agreement, then the Company’s compliance with such financial ratio or requirement shall be determined on the basis of (x) generally accepted accounting principles, (y) the Company’s accounting policies or (z) the applicable tax law or regulation or the interpretation thereof in effect immediately before the relevant change in generally accepted accounting principles or accounting policies is adopted by the Company or change in law is effective, as applicable, until such financial ratio or requirement is amended in a manner satisfactory to the Company and the Required Holders, and the Company shall provide to the holders of the Notes reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

Donaldson Company, Inc.	Note Purchase Agreement

(c) For all purposes of this Agreement, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for the purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital leases in the financial statements.

Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and electronic signatures with respect to this Agreement and all documents relating thereto

Donaldson Company, Inc.	Note Purchase Agreement

(other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and all documents relating thereto (other than the Notes) by facsimile, e-mail or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and all documents relating thereto (other than the Notes) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to this Agreement or any documents relating to this Agreement, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 22.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Series 2026-A Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c) The Company consents to process being served by or on behalf of any holder of Series 2026-A Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail) with on-line tracking service available, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt

Donaldson Company, Inc.	Note Purchase Agreement

(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt or on-line confirmation of delivery furnished by the United States Postal Service or any reputable commercial delivery service.

(d) Nothing in this Section 22.7 shall affect the right of any holder of a Series 2026-A Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Series 2026-A Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE SERIES 2026-A NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

Donaldson Company, Inc.	Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

Very truly yours,

DONALDSON COMPANY, INC.

By:	/s/ Bradley J. Pogalz
Name: Bradley J. Pogalz
Title: Chief Financial Officer

Donaldson Company, Inc.	Note Purchase Agreement

The foregoing is agreed to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	Northwestern Mutual Investment
Management Company, LLC, its investment adviser

By:	/s/ Daniel Ketelsleger
Name: Daniel Ketelsleger
Title: Managing Director

Donaldson Company, Inc.	Note Purchase Agreement

The foregoing is agreed to as of the date thereof.

STATE FARM LIFE INSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Investment Professional

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Investment Professional

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST

By:	/s/ Michelle K. Marsh
Name: Michelle K. Marsh
Title: Authorized Signer

By:	/s/ Rebekah L. Holt
Name: Rebekah L. Holt
Title: Authorized Signer

Donaldson Company, Inc.	Note Purchase Agreement

The foregoing is agreed to as of the date thereof.

AUTO-OWNERS INSURANCE COMPANY
AUTO-OWNERS LIFE INSURANCE COMPANY
HOME-OWNERS INSURANCE COMPANY
OWNERS INSURANCE COMPANY
PROPERTY-OWNERS INSURANCE COMPANY
SOUTHERN-OWNERS INSURANCE COMPANY

By:	Voya Investment Management Co. LLC, as Agent

By:	/s/ Scott Brown
Name: Scott Brown
Title: Senior Vice President

Donaldson Company, Inc.	Note Purchase Agreement

The foregoing is agreed to as of the date thereof.

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Jason M. Smith
Name: Jason M. Smith
Title: Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY

By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Jason M. Smith
Name: Jason M. Smith
Title: Managing Director

Donaldson Company, Inc.	Note Purchase Agreement

The foregoing is agreed to as of the date thereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ Craig Lehman
Name: Craig Lehman
Title: VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company

Its: Agent

By:	/s/ Craig Lehman
Name: Craig Lehman
Title: VP, Fixed Income Securities

Donaldson Company, Inc.	Note Purchase Agreement

The foregoing is agreed to as of the date thereof.

METLIFE REINSURANCE COMPANY VERMONT

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Thomas Ho
Name: Thomas Ho
Title: Authorized Signatory

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“2014 Note Purchase Agreement” means that certain Note Purchase Agreement dated as of March 27, 2014, as such Note Purchase Agreement may be hereafter amended, modified, restated, supplemented, refinanced, increased or reduced from time to time, and any successor note agreement or similar facilities.

“Additional Interest” is defined in Section 1.2(b).

“Adjusted Consolidated Net Worth” means, as of any date, consolidated stockholders’ equity of the Company and its Restricted Subsidiaries on such date, determined in accordance with GAAP, less the amount by which outstanding Restricted Investments on such date exceed 10% of the consolidated stockholders’ equity of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

“Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b)..

SCHEDULE A

(to Note Purchase Agreement)

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Minneapolis, Minnesota are required or authorized to be closed.

“Called Principal” is defined in Section 8.6.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” is defined in Section 8.7.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Donaldson Company, Inc., a Delaware corporation.

“Confidential Information” is defined in Section 20.

“Consolidated Indebtedness” means, as of any date, outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, as of any date, the assets and properties of the Company and its Restricted Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Capitalization” means, as of any date, the sum of Consolidated Indebtedness and Adjusted Consolidated Net Worth as of such date.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Credit Agreement” means the Credit Agreement dated as of May 21, 2021 among the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer, and U.S. Bank National Association, as Syndication Agent, the other L/C Issuers party thereto, and the other Lenders party thereto, as such agreement may be hereafter amended, modified, restated, supplemented, refinanced, increased or reduced from time to time, and any successor credit agreement or similar facilities.

“Debt to EBITDA Ratio” means, as of any date, the ratio of Consolidated Indebtedness (as of the date of determination) to EBITDA (for the Company’s then most recently completed four fiscal quarters).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Wells Fargo Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Discounted Value” is defined in Section 8.6.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary organized under the laws of the United States or any State thereof (including the District of Columbia), substantially all of whose assets and business are located or transacted in the United States.

“Economic Sanctions Laws” means U.S. Economic Sanctions Laws.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, to the extent deducted in calculating such Consolidated Net Income, (i) Consolidated Interest Charges, (ii) provisions for federal, state, local and foreign income taxes payable by the Company and its Restricted Subsidiaries, (iii) depreciation and amortization expense, (iv) non-cash stock compensation expenses of the Company and its Restricted Subsidiaries incurred in such period and (v) other non-cash charges, minus, to the extent included in calculating such Consolidated Net Income, all non-cash gains. For any period during which (a) a Restricted Subsidiary or business is acquired or (b) a Restricted Subsidiary or business is disposed of, Consolidated EBITDA shall be calculated on a pro forma basis as if such Restricted Subsidiary or business, as the case may be, had been acquired (and any related Indebtedness incurred) or sold (and any related Indebtedness repaid), as the case may be, on the first day of such period.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection and representations and warranties made in connection with the securitization of assets) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase or pay such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor. The term “Guaranty” as a verb has a corresponding meaning.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable Environmental Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the Notes Register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 15.1, 15.2, 17.2 and 18 and any related definitions in this Schedule A (including the definitions of “Institutional Investor” and “Ratable Portion”), “holder” shall mean the beneficial owner of such Note whose name and address appears in the Notes Register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business, accrued expenses in the ordinary course of business, and contingent purchase price obligations before the required event has occurred,);

(c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); provided that, if such Person has not assumed or become liable for the payment of such indebtedness, the amount of such indebtedness shall be equal to the lesser of (i) such indebtedness and (ii) the fair market value of such property subject to such Lien; and

(e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Indebtedness of the Company or a Restricted Subsidiary shall not include Indebtedness of the Company to a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, (d) any Related Fund of any holder of any Note and (e) any trust or fund whose beneficiaries or beneficial owners are Institutional Investors described in the foregoing clauses (a) through (d) hereof.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investor Presentation” is defined in Section 5.3.

“Knowledge” means, with respect to the Company, the actual knowledge of the Responsible Officer, after reasonable inquiry and diligent investigation by such individuals of the personnel, files, and records reasonably expected to have information regarding the matter in question.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Restricted Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a) the Credit Agreement, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(b) the 2014 Note Purchase Agreement; and

(c) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $400,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a).

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or governmental authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Priority Debt” means, as of any date, the sum (without duplication) of (a) unsecured Indebtedness of the Company’s Restricted Subsidiaries on such date (other than (i) Indebtedness owed to the Company or a Restricted Subsidiary, (ii) Indebtedness of a Person outstanding at the time such Person is merged or consolidated with, or becomes, a Restricted Subsidiary (other than Indebtedness of an Unrestricted Subsidiary that has been designated as a Restricted Subsidiary pursuant to Section 10.6) and (iii) Guaranties by a Subsidiary Guarantor of the Notes and Guaranties of Indebtedness of the Company by any Restricted Subsidiary that has also guaranteed the Notes (including, without limitation, Guaranties by any Restricted Subsidiary of Indebtedness of the Company under the Credit Agreement)) and (b) Indebtedness of the Company and its Restricted Subsidiaries secured by Liens other than those permitted by Section 10.2(a) through (q) on such date.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“QPAM Exemption” is defined in Section 6.2(d).

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment manager or investment advisor as such holder or by an affiliate of such holder or such investment manager or investment advisor.

“Reinvestment Yield” is defined in Section 8.6.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers, and (b) on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates other than Notes held by a State Farm Entity).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Investments” means all Investments of the Company and its Restricted Subsidiaries, other than:

(a) property or assets to be used or consumed in the ordinary course of business;

(b) assets arising from the sale of goods or services in the ordinary course of business;

(c) Investments in Restricted Subsidiaries or in any Person which, as a result thereof, becomes a Restricted Subsidiary;

(d) Investments existing as of the date of this Agreement that are listed in the attached Schedule A-1;

(e) Investments in treasury stock;

(f) Investments in:

(i) obligations, maturing within one year from the date of acquisition, of or fully guaranteed by (A) the United States of America or an agency thereof or (B) Canada or a province thereof;

(ii) tax-exempt securities, having an effective maturity within one year from the date of acquisition, which are rated in one of the top two rating classifications by at least one nationally recognized rating agency;

(iii) certificates of deposit or banker’s acceptances maturing within one year from the date of acquisition issued by Wells Fargo Bank, N.A. or other commercial banks whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) are rated in one of the top three rating classifications by at least one nationally recognized rating agency;

(iv) commercial paper maturing within 270 days from the date of issuance that, at the time of acquisition, is rated in one of the top two rating classifications by at least one nationally recognized rating agency;

(v) repurchase agreements, having a term of not more than 90 days and fully collateralized with obligations of the type described in clause (i), with a bank satisfying the requirements of clause (iii) or a broker-dealer registered as such under the Exchange Act whose long-term unsecured debt obligations are rated in one of the top three rating classifications by at least one nationally recognized rating agency; and

(vi) cash or cash equivalents and money market instrument programs that are properly classified as current assets in accordance with GAAP.

For purposes of this Agreement, an Investment shall be valued at the lesser of (i) cost and (ii) the value at which such Investment is shown on the books of the Company and its Restricted Subsidiaries in accordance with GAAP.

“Restricted Subsidiary” means any Subsidiary (a) of which at least a majority of the voting securities are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries and of which the Company has management control and (b) which the Company has not designated an Unrestricted Subsidiary.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series 2026-A Notes” is defined in Section 1.2.

“Settlement Date” is defined in Section 8.6.

“Significant Subsidiary” means, as of the date of determination, (a) any Subsidiary Guarantor and (b) any other Restricted Subsidiary the assets or revenues of which account for more than 10% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the end of the most recently ended fiscal period or more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries for the most recently completed four fiscal quarters.

“Source” is defined in Section 6.2.

“State Farm Entity” means State Farm Mutual Automobile Insurance Company or any of its affiliates that is a Purchaser or holder of Notes and would constitute an Affiliate of the Company or any Subsidiary as a result of such State Farm entities’ direct or indirect ownership of a minority interest in any class of voting or equity interests of the Company.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guaranty” is defined in Section 9.7(a)(i).

“Subsidiary Guarantor” means any Subsidiary that becomes a Subsidiary Guarantor in accordance with Section 9.7(a).

“Substitute Purchaser” is defined in Section 21.

“Supplement” is defined in Section 1.1.

“this Agreement” or “the Agreement” is defined in Section 17.3.

“Threshold Amount” means $50,000,000 (or the dollar equivalent thereof in any currency other than U.S. dollars).

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

“Unrestricted Subsidiary” means any Subsidiary of the Company that the Company has designated an Unrestricted Subsidiary by notice in writing given to the holders of the Notes.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

EXISTING INVESTMENTS

[Redacted]

SCHEDULE A-1

(to Note Purchase Agreement)

SUBSIDIARIES AND OWNERSHIP

OF SUBSIDIARY STOCK

[Redacted]

[Redacted]

5.4-3

FINANCIAL STATEMENTS

The following financial statements have been provided:

Form 10-K (Fiscal 2026)

SCHEDULE 5.5

(to Note Purchase Agreement)

LITIGATION

[Redacted]

SCHEDULE 5.8

(to Note Purchase Agreement)

EXISTING INDEBTEDNESS

[Redacted]

SCHEDULE 5.15

(to Note Purchase Agreement)

EXISTING LIENS

[Redacted]

SCHEDULE 10.2

(to Note Purchase Agreement)

[FORM OF NOTE]

DONALDSON COMPANY, INC.

[____]% SENIOR NOTE DUE [__________, ____]

No. [_____]

$[_______]	[Date]
PPN[______________]

FOR VALUE RECEIVED, the undersigned, Donaldson Company, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on [_________, ____] (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [____]% per annum from the date hereof, payable [semiannually], on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable [semiannually] as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [_____] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated October 27, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1.1-A

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

DONALDSON COMPANY, INC.

By
Name:
Title:

EXHIBIT 1.1-A-2

[FORM OF SUPPLEMENT]

SUPPLEMENT TO NOTE PURCHASE AGREEMENT

THIS SUPPLEMENT is entered into as of [   ], [   ] (this “Supplement”) between Donaldson Company, Inc., a Delaware corporation (the “Company”), and the Purchasers listed in the attached Purchaser Schedule (the “Purchasers”).

RECITALS

A. The Company has entered into a Note Purchase Agreement dated as of _____, 2027 with the purchasers listed in the Purchaser Schedule thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Note Purchase Agreement”); and

B. The Company desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

NOW, THEREFORE, the Company and the Purchasers agree as follows:

1. Authorization of the New Series of Notes. The Company has authorized the issue and sale of $[   ] aggregate principal amount of Notes to be designated as its [   ]% Senior Notes, Series [  ], due [   ], [  ] (the “Series [   ] Notes”, such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series [  ] Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

2. Sale and Purchase of Series [   ] Notes. Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Company will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Company, at the Closing provided for in Section 3, Series [  ] Notes in the principal amount specified opposite their respective names in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3. Closing. The sale and purchase of the Series [   ] Notes to be purchased by the Purchasers shall occur at the offices of Chapman and Cutler LLP, 320 South Canal Street, Chicago, Illinois 60606 at 9:00 a.m., Chicago time, at a closing (the “Closing”) on [  ], [  ] or on such other Business Day thereafter on or prior to [  ], [  ] as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Series [  ] Notes to be purchased by it in the form of a single Note (or such greater number of Series [  ] Notes in denominations of at

EXHIBIT 1.1-B

(to Note Purchase Agreement)

least $500,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number [__________] at [_________________] Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information]. If at the Closing the Company shall fail to tender such Series [ ] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

4. Conditions to Closing. Each Purchasers obligation to purchase and pay for the Series [  ] Notes to be sold to it at the Closing is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, as hereafter modified, and to the following additional conditions:

[Set forth any modifications and additional conditions.]

5. Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that each of the representations and warranties contained in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof (i) except that all references to “Purchaser” and “you” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, all references to “Notes” therein shall be deemed to include the Series [__] Notes, and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

6. Representations of the Purchasers. Each Purchaser confirms to the Company that the representations set forth in Section 6 of the Note Purchase Agreement are true and correct as to such Purchaser.

EXHIBIT 1.1-B-2

7. Mandatory Prepayment of the Series [   ] Notes. [The Series [   ] Notes are not subject to mandatory prepayment by the Company.] [On [   ], [  ] and on each [  ] thereafter to and including [  ], [  ] the Company will prepay $[  ] principal amount (or such lesser principal amount as shall then be outstanding) of the Series [  ] Notes at par and without payment of the Make-Whole Amount or any premium.]

8. Applicability of Note Purchase Agreement. Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein and shall apply to the Series [  ] Notes as if expressly set forth in this Supplement.

EXHIBIT 1.1-B-3

IN WITNESS WHEREOF, the Company and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.

DONALDSON COMPANY, INC.

By:
Title:

[ADD PURCHASER SIGNATURE BLOCKS]

EXHIBIT 1.1-B-4

PURCHASER SCHEDULE

TO SUPPLEMENT

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	PRINCIPAL AMOUNT OF SERIES [ ] NOTES TO BE PURCHASED

[NAME OF PURCHASER]	$__________

(1)	All payments by wire transfer of immediately available funds to:

with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

EXHIBIT 1.1-B-5

SCHEDULE 5

TO SUPPLEMENT

EXCEPTIONS TO REPRESENTATIONS

AND WARRANTIES

EXHIBIT 1.1-B-6

EXHIBIT 1 TO

SUPPLEMENT

[FORM OF SERIES [  ] NOTE]

EXHIBIT 1.1-B-7

[FORM OF SERIES 2026-A, TRANCHE 1, SENIOR NOTE]

DONALDSON COMPANY, INC.

5.93% SENIOR NOTE, SERIES 2026-A, TRANCHE 1 DUE JANUARY 12, 2032

No. [_____] $[_______]	[Date] PPN 25763#AK6

FOR VALUE RECEIVED, the undersigned, Donaldson Company, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 12, 2032 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.93% per annum from the date hereof, payable semiannually, on the 12th day of January and July in each year, commencing with the January 12th or July 12th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 2026-A Senior Notes Tranche 1 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated October 27, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1.2(a)

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

Donaldson Company, Inc.

By

Name:
Title:

Exhibit 1.2(a)-2

[FORM OF SERIES 2026-A, TRANCHE 2, SENIOR NOTE]

DONALDSON COMPANY, INC.

6.10% SENIOR NOTE, SERIES 2026-A, TRANCHE 2 DUE JANUARY12, 2034

No. [_____] $[_______]	[Date] PPN 25763#AL4

FOR VALUE RECEIVED, the undersigned, Donaldson Company, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 12, 2034 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.10% per annum from the date hereof, payable semiannually, on the 12th day of January and July in each year, commencing with the January 12th or July 12th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 2026-A, Tranche 2 Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated October 27, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1.2(b)

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

DONALDSON COMPANY, INC.

By

Name:
Title:

Exhibit 1.2(b)-2

[FORM OF SERIES 2026-A, TRANCHE 3, SENIOR NOTE]

DONALDSON COMPANY, INC.

6.23% SENIOR NOTE, SERIES 2026-A, TRANCHE 3 DUE JANUARY 12, 2037

No. [_____] $[_______]	[Date] PPN 25763#AM2

FOR VALUE RECEIVED, the undersigned, Donaldson Company, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on January 12, 2037 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 6.23% per annum from the date hereof, payable semiannually, on the 12th day of January and July in each year, commencing with the January 12th or July 12th next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Wells Fargo Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of 2026-A Senior Notes Tranche 3 (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated October 27, 2026 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1.2(c)

(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the law of a jurisdiction other than such State.

DONALDSON COMPANY, INC.

By

Name:
Title:

EXHIBIT 1.2(c)-2

FORM OF OPINION OF COUNSEL

TO THE COMPANY

[Redacted]

EXHIBIT 4.4(a)

(to Note Purchase Agreement)

[Redacted]

EXHIBIT 4.4(a)-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE PURCHASERS

[To Be Provided on a Case-by-Case Basis]

EXHIBIT 4.4(b)

(to Note Purchase Agreement)

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

[Redacted]

EXHIBIT 14.2

(to Note Purchase Agreement)

DONALDSON COMPANY, INC.

1400 West 94th Street

Bloomington, Minnesota 55431 U.S.A.

Phone: (952) 887-3131

Fax: (952) 887-3869

INFORMATION RELATING TO PURCHASERS

[To be attached]

PURCHASER SCHEDULE

(to Note Purchase Agreement)